Exhibit 99.1

Summary of ratings actions taken by A.M. Best on January 14, 2005:

1.	Affirmed the financial strength ratings of “A+” (Superior) with a stable outlook for the following subsidiaries of Nationwide Financial Services, Inc. (NFS):

•	Nationwide Life Insurance Company (NLIC)

•	Nationwide Life and Annuity Insurance Company

2.	Assigned an issuer credit rating of “aa-” with a stable outlook to NLIC

3.	Upgraded the financial strength ratings to “A+” (Superior) with a stable outlook for the following subsidiaries of NFS:

•	Nationwide Life Insurance Company of America

•	Nationwide Life and Annuity Company of America

4.	Affirmed the following debt ratings with a stable outlook:

•	NFS

— “a-” on $300 million 6.25% senior unsecured notes, due 2011

— “a-” on $300 million 5.9% senior unsecured notes, due 2012

— “a-” on $200 million 5.625% senior unsecured notes, due 2015

— “a-” on $300 million 8% senior unsecured notes, due 2027

•	Nationwide Financial Services Capital Trust

— “bbb+” on $100 million 7.899% capital securities, due 2037

•	Nationwide Financial Services Capital Trust II

— “bbb+” on $200 million 7.1% capital securities, due 2028

•	NLIC

— “AMB-1” on commercial paper

5.	Affirmed the following indicative ratings on securities available under shelf registration with a stable outlook:

•	NFS

— “a-” on senior unsecured debt

— “bbb+” on subordinated debt

— “bbb” on preferred stock

•	Nationwide Financial Services Capital Trust III and IV

— “bbb+” on preferred securities

6.	Assigned the following debt ratings with a stable outlook:

•	Nationwide Financial Funding, LLC

— “aa-” program rating

— “aa-” on CHF 250 million floating rate secured notes, due February 2005

— “aa-” on EUR 25 million floating rate secured notes, due June 2005

— “aa-” on CHF 100 million 4.375% secured notes, due August 2005

— “aa-” on JPY 1 billion floating rate secured notes, due September 2005

— “aa-” on JPY 15 billion 1.60% secured notes, due October 2005

— “aa-” on CHF 250 million 4.25% secured notes, due October 2005

— “aa-” on USD 50 million floating rate secured notes, due November 2005

— “aa-” on GBP 20 million floating rate secured notes, due May 2006

— “aa-” on USD 30 million floating rate secured notes, due August 2006

— “aa-” on EUR 250 million 5.375% secured notes, due November 2006

— “aa-” on USD 20 million floating rate secured notes, due August 2007

•	Nationwide Life Global Funding I

— “aa-” program rating

— “aa-” on USD 75 million floating rate secured notes, due February 2005

— “aa-” on USD 150 million floating rate secured notes, due April 2005

— “aa-” on EUR 100 million floating rate secured notes, due June 2005

— “aa-” on USD 100 million floating rate secured notes, due June 2005

— “aa-” on USD 100 million floating rate secured notes, due September 2005

— “aa-” on USD 200 million floating rate secured notes, due September 2005

— “aa-” on USD 125 million floating rate secured notes, due January 2006

— “aa-” on USD 150 million floating rate secured notes, due April 2006

— “aa-” on CHF 350 million 3.50% secured notes, due June 2006

— “aa-” on GBP 30 million floating rate secured notes, due September 2006

— “aa-” on JPY 10 billion 2.8% secured notes, due November 2006

— “aa-” on USD 250 million floating rate secured notes, due December 2006

— “aa-” on USD 500 million 5.35% secured notes, due February 2007

— “aa-” on USD 150 million 2.75% secured notes, due May 2007

— “aa-” on USD 100 million floating rate secured notes, due May 2007

— “aa-” on USD 350 million floating rate secured notes, due June 2007

— “aa-” on USD 300 million floating rate secured notes, due September 2007

— “aa-” on EUR 250 million 5.25% secured notes, due April 2008

— “aa-” on EUR 50 million 5.87% secured notes, due June 2011

— “aa-” on GBP 150 million 6.25% secured notes, due June 2011